UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2012 (August 30, 2012)

GEOEYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Dulles Corner Boulevard
Herndon, Virginia 20171
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (703) 480-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 30, 2012, the National Geospatial-Intelligence Agency (“NGA”) and GeoEye Imagery Collection Systems Inc., a wholly owned subsidiary of GeoEye, Inc. (“Company”) entered into an Amendment (“Amendment”) to the EnhancedView contract dated August 6, 2010, as amended.  Pursuant to the Amendment, the NGA exercised a new renewal option to extend the EnhancedView Service Level Agreement (“EnhancedView SLA”) for a period of three months beginning September 1, 2012 and ending November 30, 2012. The Amendment also created a new nine month renewal option which, if exercised by the NGA, would extend the EnhancedView SLA for a period of nine months beginning December 1, 2012 and ending August 31, 2013.

The three month renewal of the EnhancedView SLA provides for (i) service revenue to the Company from September 1, 2012 through November 30, 2012 of $37.50 million; (ii) an option for webhosting services revenue of $750 thousand for the period September 1, 2012 through September 27, 2012; and (iii) an option for webhosting services revenue of $1.5 million for the period September 28, 2012 through November 30, 2012. The NGA has notified the Company that it will not exercise the September option for webhosting services. The nine month renewal of the EnhancedView SLA, if exercised, would provide service revenue to the Company, based upon the availability of funding, of $119.25 million.

 The Company intends to apply for confidential treatment of portions of the Amendment and will file the Amendment as an exhibit to its Form 10-Q for the quarter ending September 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2012	GEOEYE, INC.

	By:	/s/William L. Warren

Executive Vice President, General Counsel and Corporate Secretary

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